UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of earliest reported event: October 31, 2007

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane
New Castle, PA 16105
(Address of principal executive offices)

(724) 654-9300
(Registrant’s telephone number, including area code)

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2007, Axion Power International, Inc. (the “Company”) and Andrew Carr Conway, Jr., its Chief Financial Officer, entered into an Amendment No. 1 to Consulting Agreement (the “Amendment”) to correct the names of the parties to the original Consulting Agreement and amend the vesting schedule of the stock options granted to Mr. Conway.

The foregoing description of the Amendment does not purport to be a complete statement of the Company’s or Mr. Conway’s rights under the Amendment and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Consulting Agreement, dated as of September 27, 2007, by and between Axion Power International, Inc. and Andrew Carr Conway, Jr.

10.2	Amendment No. 1 to Consulting Agreement, dated as of October 31, 2007, by and between Axion Power International, Inc. and Andrew Carr Conway, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 5, 2007

Axion Power International, Inc.

By:	/s/ Andrew Carr Conway, Jr.
Andrew Carr Conway, Jr. Chief Financial Officer